UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2015

BLACKHAWK NETWORK HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation or Organization)

001-35882	43-2099257
(Commission File Number)	(I.R.S. Employer Identification No.)

6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code): (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of the Blackhawk Network Holdings, Inc. Deferred Compensation Plan

On April 27, 2015, the Compensation Committee (the “Committee”) of Blackhawk Network Holdings, Inc. (the “Company”) adopted the Blackhawk Network Holdings, Inc. Deferred Compensation Plan (the “Plan”) (effective as of April 27, 2015). The Plan is unfunded for tax purposes and for purposes of Title I of ERISA, and is intended to comply, in form and operation, with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), so as to avoid the inclusion of deferred compensation in the gross income of participants until actual receipt.

The Plan allows for Eligible Employees and Directors who are selected by the Committee (“Participants”), at the Committee’s sole and absolute discretion, to defer receipt of all or a portion of their salary, incentive compensation payable in cash and/or Director Fees (i.e., cash retainer fees or other cash compensation payable to non-employee Directors for their services to the Company in such capacity) until a specified point in the future. Eligible Employee is defined under the Plan as any employee within the meaning of Section 3121(d) of the Code and Directors refers to all members of the Company’s Board of Directors. The Committee has designated the Company and certain of its subsidiaries (each, an “Employer”) to participate in the Plan. The Plan sets forth minimum and maximum amounts of compensation that a Participant may elect to defer on an annual basis. Amounts deferred under the Plan represent an unfunded and unsecured general obligation of the Employers to make payments to the Participant at some time in the future.

Participants may elect to defer compensation in accordance with the Plan, and shall at all times be 100% vested in the balance of elected deferral amounts. It is up to the Participant to select the amount of compensation to be deferred (but within the minimum and maximum amounts specified under the Plan), the date of distribution and the form of distribution (i.e., in a lump sum or annual installments over a period of 5, 10 or 15 years). The Committee may, in its discretion, cause a Participant’s Employer to make a contribution to the Plan on behalf of a Participant from time to time. A Participant may also elect to have the deferrals and contributions credited with deemed earnings based on investment options selected by the Committee. A Director may also elect to have the deferrals credited with deemed earnings based on the return of the Company’s Class A Common Stock. The Committee may allow Directors to elect to have all or a portion of the deferral amounts notionally invested in Class A Common Stock distributed in the form of shares.

The Company may terminate the Plan at any time by resolution of the Committee, and may also amend the Plan in whole or in part by resolution of the Committee. Any Employer may terminate the Plan with respect to Participants employed by or in service with such Employer.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

10.1	Blackhawk Network Holdings, Inc. Deferred Compensation Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK NETWORK HOLDINGS, INC.

Date: May 1, 2015	By:	/s/ Kirsten E. Richesson
	Name:	Kirsten E. Richesson
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Blackhawk Network Holdings, Inc. Deferred Compensation Plan